EXHIBIT 10.31

SPX CORPORATION
2005 NON-EMPLOYEE DIRECTORS’
COMPENSATION PLAN

Table of Contents

SECTION 1.	ESTABLISHMENT OF PLAN	1
1.1	Establishment	1
1.2	Purpose	1
1.3	Restatement Effective Date	1

SECTION 2.	DEFINITIONS	2

SECTION 3.	ELIGIBILITY	5

SECTION 4.	PERFORMANCE SHARES	6
4.1	Grant & Vesting Schedule	6
4.2	Forfeiture	8
4.3	Payout	8
4.4	Adjustment in Capitalization	8
4.5	Dividends	9
4.6	Conversion of EVA Bank Balances	9

SECTION 5.	AMENDMENT AND TERMINATION	10

SECTION 6.	MISCELLANEOUS	11
6.1	Administration	11
6.2	Delegation	11
6.3	Rights of Directors	11
6.4	Funding Not Required	11
6.5	Non-Alienation	12
6.6	Tax Withholding	12
6.7	Indemnification	12
6.8	Requirements of Law	12
6.9	Governing Law	12
6.10	Construction	13

i

SECTION 1.  ESTABLISHMENT OF PLAN

1.1                                 Establishment.  SPX Corporation, a Delaware corporation, established the “SPX CORPORATION 2005 NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN” (the “Plan”) effective as of February 28, 2005.

1.2                                 Purpose.  In conjunction with the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan, the purpose of the Plan is to advance the interests of the Company and its shareholders by providing a compensation program for Non-Employee Directors.  Such program utilizes, in part, Performance Shares where the vesting of such Performance Shares depends on certain performance thresholds, thereby presenting a strong incentive to enhance shareholder value.  By thus compensating Non-Employee Directors, the Company seeks to attract, retain, compensate and motivate those highly competent individuals whose judgment, initiative, leadership, and efforts are important to the continued success of the Company.

1.3                                 Restatement Effective Date.  The Plan is hereby amended and restated effective as of December 17, 2008.

SECTION 2.  DEFINITIONS

As used herein, the following terms shall have the meanings hereinafter set forth:

(a)                                  “Board” means the board of directors of the Company.

(b)                                 “Change of Control” means the occurrence of one of the following:

(i)                                     any person, entity or group (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), excluding, for this purpose, the Company or any subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change of Control; and provided further that if the Board determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities, then no Change of Control shall be deemed to have occurred; or

(ii)                                  during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such two-year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement to effect a transaction described elsewhere in this subsection (b)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination of election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(iii)                               the shareholders of the Company approve a plan of complete liquidation of the Company, an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets, or a plan of reorganization, merger or consolidation of the Company with any other corporation, except for a reorganization, merger or consolidation in which the security owners of the Company immediately prior to the reorganization, merger or consolidation continue to own at least eighty-five percent (85%) of the voting securities of the new (or continuing) entity immediately after such reorganization, merger or consolidation.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended. References to any Section of the Code shall include any successor provision thereto and applicable regulations or guidance thereunder.

(d)                                 “Company” means SPX Corporation, a Delaware corporation.

(e)                                  “Establishment Date” means February 28, 2005.

(f)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.  References to any Section of the Exchange Act shall include any successor provision thereto and applicable regulations or guidance thereunder.

(g)                                 “Fair Market Value” means, as to any date, the closing price of a share of SPX Common Stock as reported in the “NYSE-Composite Transactions” Section of the Midwest Edition of The Wall Street Journal for such date or, if no prices are quoted for such date, on the next preceding date on which such prices of SPX Common Stock are so quoted.

(h)                                 “Non-Employee Director” means any person who is a member of the Board and who is not, as of the date of an award under the Plan, an employee of the Company or any of its subsidiaries.

(i)                                     “Performance Share” means the expression on the Company’s books which is equivalent to one SPX Share.

(j)                                     “Return Condition” means, for the applicable measurement period, that the Total Shareholder Return exceeds the S&P Return.

(k)                                  “S&P Return” means the percentage return of the S&P 500 Composite Index (using total shareholder return of the S&P 500 Composite Index as reported by Interactive Data Corporation (or any applicable successor entity thereto)) during the applicable measurement period.

(l)                                     “SPX Common Stock” or “SPX Share” means the common stock, par value $10.00 per share, of the Company.

(m)                               “Total Shareholder Return” means the percentage change in the Fair Market Value of one SPX Share (using total shareholder return of the SPX Common Stock as reported by Interactive Data Corporation (or any applicable successor entity thereto)) during the applicable measurement period.

(n)                                 “409A Change in Control” shall have the same meaning as under the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan.

SECTION 3.  ELIGIBILITY

Each Non-Employee Director as of the Establishment Date and each person who becomes a Non-Employee Director after the Establishment Date shall be eligible to participate in the Plan.  Upon the date on which any such person ceases to be a Non-Employee Director, such person shall not be eligible to participate in the Plan thereafter.

SECTION 4.  PERFORMANCE SHARES

4.1                                 Grant & Vesting Schedule.  With respect to service during each calendar year after December 31, 2004, and to the extent determined by the Board in its sole discretion, each Non-Employee Director serving as such on the applicable grant date shall receive a grant of 2,500 Performance Shares on January 1 of the applicable calendar year (or such other date as the Board may provide).

With respect to Performance Shares granted to Non-Employee Directors in 2005, such Performance Shares shall vest (provided the Non-Employee Director is still a member of the Board as of the applicable date) as follows:

(a)                                  One-third (1/3) of the Performance Shares granted shall vest on:

(i)                                     the first anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such first anniversary date; or, if such Return Condition is not met,

(ii)                                  the second anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such second anniversary date; or, if such Return Condition is not met,

(iii)                               the third anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such third anniversary date.

(b)                                 One-third (1/3) of the Performance Shares granted shall vest on:

(i)                                     the second anniversary of the grant date if the Return Condition is met for the measurement period dating from the first anniversary of the grant date to the day immediately preceding such second anniversary date; or, if such Return Condition is not met,

(ii)                                  the third anniversary of the grant date if the Return Condition is met for the measurement period dating from the first anniversary of the grant date to the day immediately preceding such third anniversary date.

(c)                                  One-third (1/3) of the Performance Shares granted shall vest on the third anniversary of the grant date if the Return Condition is met for the measurement period dating from the second anniversary of the grant date to the day immediately preceding such third anniversary date.

Notwithstanding the foregoing, for purposes of determining the vesting measurement periods (and applicable vesting dates, if any) of any Performance Shares granted to Non-Employee Directors in 2005, the grant date of such Performance Shares shall be deemed to be January 1, 2005.

With respect to any Performance Shares granted to a Non-Employee Director on or after January 1, 2006, such awards shall vest (provided the Non-Employee Director is still a member of the Board as of the applicable date) as follows:

(x)                                   One-third (1/3) of the Performance Shares granted shall vest on:

(i)                                     the first anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such first anniversary date; or, if such Return Condition is not met,

(ii)                                  the second anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such second anniversary date; or, if such Return Condition is not met,

(iii)                               the third anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such third anniversary date.

(y)                                 One-third (1/3) of the Performance Shares granted shall vest on:

(i)                                     the second anniversary of the grant date if the Return Condition is met for the measurement period dating from the first anniversary of the grant date to the day immediately preceding such second anniversary date; or, if such Return Condition is not met,

(ii)                                  the second anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such second anniversary date; or, if such Return Condition is not met,

(iii)                               the third anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such third anniversary date.

(z)                                   One-third (1/3) of the Performance Shares granted shall vest on:

(i)                                     the third anniversary of the grant date if the Return Condition is met for the measurement period dating from the second anniversary of the grant date to the day immediately preceding such third anniversary date; or, if such Return Condition is not met,

(ii)                                  the third anniversary of the grant date if the Return Condition is met for the measurement period dating from the grant date to the day immediately preceding such third anniversary date.

Notwithstanding the foregoing, for purposes of determining the vesting measurement periods (and applicable vesting dates, if any) of any Performance Shares granted to Non-Employee Directors in 2006, the grant date of such Performance Shares shall be deemed to be January 1, 2006.

4.2                                 Forfeiture.  Any unvested Performance Shares shall be forfeited and cancelled upon the earlier of (i) the date on which the Non-Employee Director ceases to be a member of the Board for any reason other than death, disability or retirement from the Board after attaining age seventy, or (ii) the third anniversary of the applicable grant date if the applicable Return Condition(s) was not met as provided above.  Notwithstanding the foregoing, any unvested Performance Shares (which have not been forfeited and cancelled pursuant to the preceding sentence) shall vest upon the earlier of (i) the date on which the Non-Employee Director ceases to be a member of the Board due to the death or disability of the Non-Employee Director, (ii) the retirement of the Non-Employee Director from the Board after attaining age seventy or (iii) a Change of Control.

4.3                                 Payout.

(a)                                  Upon the vesting of any Performance Shares and subject to paragraph (b) below, the Performance Shares shall be paid out in cash on the applicable vesting date (or as soon as administratively feasible thereafter but no later than 60 days after such vesting date).  The cash payment shall equal the Fair Market Value, determined as of the applicable vesting date, of the number of SPX Shares that are equal to the applicable number of Performance Shares that are vesting on such vesting date.  Any payment that is made due to the death of a Non-Employee Director shall be payable to the surviving beneficiary or beneficiaries as such Non-Employee Director may have designated by notice in writing to the Company or by will, or, if no beneficiaries are so designated, the legal representative of such Non-Employee Director’s estate.

(b)                                 Notwithstanding paragraph (a) above, to the extent that Performance Shares vest pursuant to a Change of Control as provided in Section 4.2 (or Section 4.6) and are subject to Code Section 409A, such Performance Shares shall be paid in cash on the applicable date (or as soon as administratively feasible thereafter but no later than 60 days after such date) such Performance Shares (assuming for these purposes that no such Change of Control had occurred, and that any applicable Return Condition was met) would have otherwise vested, provided that in the event of a 409A Change in Control (which 409A Change in Control may occur concurrently with or after a Change of Control), such Performance Shares shall be promptly paid out in cash upon the 409A Change in Control (or as soon as administratively feasible thereafter but no later than 60 days after such 409A Change in Control).

4.4                                 Adjustment in Capitalization.  In the event of any change in the outstanding shares of SPX Common Stock that occurs after the Establishment Date by reason of a SPX Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of Performance Shares to be granted or outstanding pursuant to Section 4 hereof shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional Performance Shares shall be rounded to the nearest whole Performance Share.

4.5                                 Dividends.  No dividends or dividend equivalents are payable on Performance Shares.

4.6                                 Conversion of EVA Bank Balances.  Effective as of June 23, 2005, the EVA bonus bank balances of the Non-Employee Directors under subsection 8.1 of the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan (the “Bank Balances”) shall be converted into Performance Shares.  For each applicable Non-Employee Director, his or her Bank Balance as of June 22, 2005 shall be converted into such number of Performance Shares as is equal to such Bank Balance as of June 22, 2005 divided by the Fair Market Value of SPX Common Stock on June 22, 2005 (rounding up for fractional shares).  Such Performance Shares shall be granted to the applicable Non-Employee Director on June 23, 2005 and shall vest in three equal annual installments on the first, second and third anniversaries of such grant date (provided the Non-Employee Director is still a member of the Board as of the applicable date).  Any unvested portion of such Performance Shares shall be forfeited and cancelled upon the date on which the Non-Employee Director ceases to be a member of the Board for any reason other than death, disability or retirement from the Board after attaining age seventy.  Notwithstanding the foregoing, any unvested Performance Shares (which have not been forfeited and cancelled pursuant to the preceding sentence) shall vest upon the earlier of (i) the date on which the Non-Employee Director ceases to be a member of the Board due to the death or disability of the Non-Employee Director, (ii) the retirement of the Non-Employee Director from the Board after attaining age seventy or (iii) a Change of Control.  The Performance Shares granted under this subsection 4.6 shall be subject to all provisions of the Plan other than Sections 4.1 and 4.2.

SECTION 5.  AMENDMENT AND TERMINATION

The Board reserves the right to modify, amend or terminate this Plan in whole or in part, effective as of any specified date.  The Plan shall continue in effect without limit unless and until the Board otherwise determines.

To the extent any provision of the Plan or action by the Board or Company would subject any Non-Employee Director to liability for interest or additional taxes under Code Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.  It is intended that the Plan will comply with Code Section 409A to the extent applicable, and the Plan shall be interpreted and construed on a basis consistent with such intent.  The Plan may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with or exemption from Code Section 409A.  For purposes of this Plan, a “retirement” (or other similar term having a similar import) under this Plan shall have the same meaning as a “separation from service” as defined in Code Section 409A.  The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits.

SECTION 6.  MISCELLANEOUS

6.1                                 Administration.  The Board shall have complete power and discretionary authority to interpret and administer the Plan, and make factual determinations thereunder, including the power to determine the rights or eligibility of Non-Employee Directors and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and any such interpretations and determinations shall be conclusive and binding on all parties.  The Board may establish such rules and regulations with respect to the proper administration of the Plan as it may determine, and may amend or revoke any rule or regulation so established.  No benefits shall be payable from this Plan if the Board determines in its sole discretion that such person is not entitled to such benefits.

6.2                                 Delegation.  The Board has the authority to delegate any of its powers under this Plan to any other person, persons, or committee.  This person, persons, or committee may further delegate its reserved powers to another person, persons, or committee as they see fit.  Any delegation or subsequent delegation shall include the same full, final and discretionary authority that the Board has listed herein and any decisions, actions or interpretations made by any delegate shall have the same ultimate binding effect as if made by the Board.

6.3                                 Rights of Directors.  Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to continue to serve as a member of the Board or otherwise to be retained in the service of the Company.

6.4                                 Funding Not Required.

(a)                                  Neither a Non-Employee Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of any Performance Shares granted to such Non-Employee Director, nor the right to exercise any of the rights or privileges of a shareholder with respect to any Performance Share granted to a Non-Employee Director, nor the right to receive any distribution under the Plan except as expressly provided herein.

(b)                                 Distributions hereunder shall be made from the general funds of the Company or from a grantor trust established (at the Company’s discretion) for purposes of assuring that funds will be available to satisfy the obligations of the Company with respect to the payments hereunder, and the rights of the Non-Employee Director (or any other person) shall be those of an unsecured general creditor of the Company.  If such grantor trust is established, however, individuals entitled to benefits hereunder shall not have any identifiable interest in any such funds, accounts or assets of such trust nor shall such individuals be entitled to any preference or priority with respect to the assets of such trust.  The assets of the grantor trust would still be available to judgment creditors of the Company and to all creditors in the event of the Company’s insolvency or bankruptcy.  Nothing contained in the Plan (or any Plan communication) shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

6.5                                 Non-Alienation.  Performance Shares may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, whether voluntarily or involuntarily or by operation of law;  any attempt to anticipate, alienate, sell, transfer, assign, pledge, or encumber in contradiction of this provision shall be void.

6.6                                 Tax Withholding.  The Company may withhold from the distribution of any payment hereunder the amount necessary to satisfy a Non-Employee Director’s (or beneficiary’s) federal, state and local withholding tax requirements.

6.7                                 Indemnification.  Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.8                                 Requirements of Law.  The Plan and any Performance Share grants shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

6.9                                 Governing Law.  The Plan (including, without limitation, any rules, regulations, determinations or decisions made by the Board or Company relating to the Plan) shall be construed and administered exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

6.10                           Construction.  In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all cases where such meanings would be appropriate.  Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.